CONTRACT

FOR
2x300x104Nm3/d Natural Gas treating Unit

EQUIPMENT:	ORBIT BALL VALVE

CONTRACT NO:	07HKHAY07SPEC6711003

SIGNING DATE:	September 28, 2007

SIGNING PLACE:	BEIJING, CHINA

DEFINITION

BUYER:	means China Petrochemical international Co Ltd., Beijing, P.R.. China registered under the laws of P.R. China.

SELLER:	means HUA SHEN TRADING (INTERNATIONAL) LIMITED, registered under the laws of Hongkong.

END-USER:	means Sinopec Zhongyuan Oilfield Company Rugang Branch registered under the laws of P.R. China.

CONTRACTOR:	means Sinopec Engineering Incorporation registered under the laws of P.R. China.

CONTRACT COMMODITIES:	mean One Hundred Forty Four sets of Orbit Ball valve and the pertaining spare parts, special tools and the accessories supplied under the Contract, more details refer to Appendix 1 to the Contract.

This contract is made by and between the Buyer and the Seiler, whereby the Buyer agrees to buy and the Seller agrees to sell the under-mentioned Contract Commodities according to the terms and the conditions stipulated below:

1.	OBJECT OF THE CONTRACT

The Buyer agrees to buy from the Seller and the Seller agrees to sell to the Buyer CONTRACT COMMODITIES as well as supply the Technical Documentation as specified in Appendix 1 to the Contract.

2.	COUNTRY OF ORIGIN AND MANUFACTURERS

CAMERON VALVE AND MEASUREMENT GROUP/ USA

3.	PRICE

The total Contract price is USD 13,721,400.00 (Say Thirteen million seven hundred twenty one thousand four hundred US Dollars only)

The total Contract price of the Contract is a firm and fixed price, The price of Contract commodities is on the basis of FOB HOUSTON Seaport for the balance (Inco terms 2000) .

The Seller shall dispatch his experienced, healthy and competent technical personnel at his own expenses to the Buyer’ s plant site during erection and performance test to provide relevant Technical Services free of charge until the CONTRACT COMMODITIES have a stable and normal performance.

The Seller shall be responsible for the training of the technical personnel of the Buyer at the seller’s expenses. The details are specified in Appendix I of the Contract.

The packing cost of the CONTRACT COMMODITIES and the fee for Buyer’ s training at site by the Seller are included in the total Contract price, Related Technical Documentation is on the basis of DDU (Incoterms 2000) by the international courier service to the attention and address as per Clauses 7.4 of the Contract.

The breakdown prices of the Contract Commodities are specified in Appendix 2 to the Contract.

Unless otherwise stipulated in the Contract, all the expenses for personnel dispatching by one party to and maintaining them at the other party for execution of the Contract shall be borne by the dispatching party.

4.	PAYMENT

4.1
All payment by the Buyer to the Seller under this Contract shall be made through the Buyer’ bank-Bank of China Head Office Banking Department  to the Seller’ s bank- Bank of Communication Co., Ltd. Hong Kong Bank for the Seller’s account. All payments, if any, by the Seller to the Buyer shall be made through the Seller’ s bank to the Buyer’ s bank for the Buyer’s account. The payment documents shall be transferred through the banks of both Parties. A1.1 banking charges in connection with payments by the BUYER incurred in BUYER’ S BANK shall be borne by the BUYER; all the rest banking charges shall be borne by the SELLER.

4.2	The total Contract price specified in Clause 3 of the Contract shall be paid by the Buyer to the Seller through the Buyer’ s bank, according to the following terms and proportions:

4.2.1
Ten percent (10%) of the total Contract price viz.: USD1, 372,140.00 (say: One Million Three Hundred Seventy Two Thousand One Hundred Forty US DOLLARS only) shall be paid by the Buyer to the Seller by D/P after the effective date of the Contract as per Clause 15 . 3 hereof and within thirty (30) days after the Buyer has received the following documents submitted by Seller and found them in order:

A.	One (1) original and one (1) copy of an irrevocable letter of guarantee issued by the Seller’ s bank in favor of the Buyer ( Specimen as per Appendix 3 ) ;

B.	One (1) photocopy of an Export License issued by the relevant authority or a letter issued by the relevant authority or the Seller stating that the said Export License is not required;

C.	Proforma invoice covering 100% (one hundred percent) of the total Contract price in four (4) originals.

D.	Three (3) original and two (2) copies of commercial invoice;

4.2.2
The first delivery commodities, 24 sets of orbit valves, value USD 2,286,900.00 (Say: Two Million Two Hundred Eighty Six Thousand Nine Hundred US DOLLARS only) .Buyer, upon receipt from the Seller of the delivery advice specified in Clause 7.1 of the Contract, shall, forty (40) days prior to the date of the first shipment, open en Irrevocable Letter of Credit (L/C) through the Buyer’ s bank in favor of the Seller covering eighty five percent (85%) of the first delivery commodities value. The L/C shall be valid until twenty-one (21) days after shipment.

Eighty five percent (85%) of the first delivery commodities value, viz.:USD 1,943,865.00 (say: One Million Nine Hundred Forty Three Thousand Eight Hundred Sixty Five US DOLLARS only) shall be paid by the Buyer to the Seller as specified in Clause 3 of the Contract after the Buyer has received the following documents submitted by the Seller through the bank and found them in order. The SELLER shall present the documents through his bank to the BUYER’ s bank for negotiation within fifteen (15) days after the shipment.

A.
Two (2) original and three (3) copies of clean on board ocean Bill of Lading made out to order, blank endorsed, marked “FREIGHT TO COLLECT” and notifying Buyer’ s Shipping Agent at the port of destination.

B.
Three (3) original and two (2) copies of commercial invoice indicating the Contract number, names of the commodities under this shipment, value and amount of eight five percent (85%) and the total value of the commodities under this shipment;

C.	Two (2) original and three (3) copies of detailed packing list;

D.	One (1) original and one (1) copy of quality and quantity certificate issued by the manufacturer as specified in Clause 10.1 of the Contract;

E.	One copy of a fax as per Clause 7.3 of the Contract advising the shipment within forty-eight (48) hours after it is made.

F.
One copy of Seller’ s statement that the package is with IFPC Logo according to Appendix 5 indicating that the wooden packaging cases or crates have undergone anti-parasite and anti-mold treatment in case wooden package is used, or One (1) original and one (1) copy of the Declaration of non-wood packing material (specimen as per. Appendix 5).

G.
G. One (1) copy of the valid Pattern Approval Certificate for the concerned metering instrument issued by the State of Bureau of Technical Supervision of P. R. China or Seller’s statement indicating that there is no metering instrument included.

H.
One (1) copy of the valid Safety Quality Licensing Certificate(s) issued by the Ministry of Labor of the P. R. China for the boilers and pressure vessels concerned or Seller’s statement indicating that there are no boilers or pressure vessels included.

I.	Seller’s statement with express mail receipt certifying 1/3 of original bill of lading, one original commercial invoice and packing list have been sent to the Buyer by express mail.

4.2.3
The second delivery commodities, 120 sets of orbit valves, value USD 11,434,500.00 (Say: Eleven Million Four Hundred Thirty Four Thousand Five Hundred US DOLLARS ONLY) .Buyer, upon receipt from the Seller of the delivery advice specified in Clause 7.1 of the Contract, shall/. forty (40) days prior to the date of the second shipment, open an Irrevocable Letter of Credit (L/C) through the Buyer’s bank in favor of the Seller covering eighty five (85%) of the second delivery commodities value. The L/C shall be valid until twenty-one (21) days after shipment.

Eight rive percent (85%) of the second delivery commodities value, viz.: USD 9,719,325.00 (say: Nine Million Seven Hundred Nineteen Thousand Three Hundred Twenty Five US DOLLARS only) shall be paid by the Buyer to the Seller as specified in Clause 3 of the Contract after the Buyer has received the following documents submitted by the Seller through the bank and found them in order. The SELLER shall present the documents through his bank to the BUYER’s bank for negotiation within fifteen (15) days after the shipment.

A.
Two (2) original and three (3) copies of clean on board ocean Bill of Lading made out to order, blank endorsed, marked “FREIGHT TO COLLECT” and notifying Buyer’ s Shipping Agent at the port of destination;

B.
Three (3) original and two (2) copies of commercial invoice indicating the Contract number, names of the commodities under this shipment, value and amount of eighty five percent (85%) and the total value of the commodities under this shipment;

C.	Two (2) original and three (3) copies of detailed packing list;

D.	One (1) original and one (1) copy of quality and quantity certificate issued by the manufacturer as specified in Clause 10 .1 of the Contract;

E.	One copy of a fax as per Clause 7.3 of the Contract advising the shipment within forty-eight (48) hours after it is made;

F.
One copy of Seller’s statement that the package is with IPPC Logo according to Appendix 5 indicating that the wooden packaging cases or crates have undergone anti-parasite and anti-mold treatment in case wooden package is used, or One (1) original and one (1) copy of the Declaration of non-wood packing material (specimen as per Appendix 5) ..

G.
One (1) copy of the valid Pattern Approval Certificate for the concerned metering instrument issued by the State of Bureau of Technical Supervision of P. R. China or Seller’ s statement indicating that there is no metering instrument included;

H.
One (1) copy of the valid Safety Quality Licensing Certificate(s) issued by the Ministry of Labor of the P. R. China for the boilers and pressure vessels concerned or Seller’s statement indicating that there are no boilers or pressure vessels included;

I.	Seller’ s statement with express mail receipt certifying 1/3 of original bill of lading, one original commercial invoice and packing list have been sent to the Buyer by express mail.

4.2.4
Five percent (5%) of the total Contract price, viz.: USD 686,070.00 (say: Six Hundred Eighty Six Thousand Seventy US DOLLARS only shall be paid by D/P by the Buyer to the Seller specified in Clause 3 of the Contract after the Acceptance of the Contract Commodities as specified in Clause 9.2 of the Contract and within thirty (30) days after the Buyer has received the following documents submitted by the Seller through the bank and found them in order:

A.	Two (2) copies of the Certificate of Acceptance of the Contract commodities signed by Seller and Contractor;

B.
One (1) original and one (1) copy of an irrevocable letter of Guarantee issued by Seller’ a bank in favor of Buyer for an amount equal to five percent (5[9]6-) of the Contract price as per clause 3 of the Contract ( Specimen as per Appendix 4)

C.
Three (3) original and two (2) copies commercial invoice In case the Seller is liable for paying the penal t y and/or compensation to the Buyer, the payment shall be telegraphic transfer within ten (10) days after the Seller has received the claim by the Buyer. Otherwise the Buyer shall have the right to deduct the amount from the invoice of any payment.

5.	PACKING AND MARKING

5.1
The Seller shall have the Contract Commodities strongly packed suitable for Long Distance Ocean and inland transportation and well protected against moisture, rust, shock, rough handling and numerous loading-unloadings. The Seller shall be liable for any rust, damage and losses attributed to inadequate or improper protective measures taken by the Seller with regard to the packing.

5.2
Seller shall mark the following on the four (4) adjacent sides of each package with fadeless paint in conspicuous English printed Contract number, destination, package number, gross weight, measurement ( length X width X height in each) and the words THIS SIDE UP, HANDLE WITH CARE, KEEP DRY as well as the following shipping mark and the Consignee

Consignee: China Petrochemical International Company

Shipping Mark:       07HICHAY07SPEC671101)3
  SHANGHAI, Seaport, CHINA

Should any package weigh two (2) or more than two (2) metric tons, the hoisting position shall be marked so as to facilitate loading, unloading and handling.

Each package of Contract commodities shall be attached with detailed packing lists in 2 (two) copies and each kind of commodity of part of component, especially of spare parts shall be attached with an individual label indicating description and identification number.

5.3
In case wooden package is used, Seller shall also mark the relevant information as specified in Appendix 6-1 of Contract include the IPPC Logo, Country Code, Unique number assigned by NPPO to the producer or the WPM, and the method of the treatment( “HT” for heat treatment or “MB” for methyl bror) , etc. with fadeless paint on each package.

6.	DELIVERY AND INSURANCE

6.1	TIME OF DELIVERY: The first Shipment on or before May 10, 2008 The second shipment on or before September 5, 2008

Detailed schedule refer to the Appendix 2.

6.2	PORT OF SHIPMENT: Main Seaport of USA

6.3	PORT OF DESTINATION: Shanghai Seaport, P.R. China

6.4	INSURANCE: To be covered by the Buyer upon receipt of the Seller’s shipping advice as per Clause 7.3 of the Contract

6.5
The Buyer shall, ten (10) days before the estimated date of readiness, notify the Seller of the detailed information of Buyer’ s loading port shipping agent for the Seller to arrange for shipment. At the same time, the Seller shall keep close contact with the Buyer’ s shipping agent.

6.6
Should the vessel fail to arrive at the port of loading within thirty days (30) after the arrival date advised by the Buyer, the Buyer shall bear the storage and insurance expenses incurred form the thirty-first (31st) day. However this shall not exempt the Seller’ s responsibility for delivery of the Contract Commodities.

6.7	The Seller shall be liable for any dead freight or demurrage if the Contract Commodities are not ready for loading after the carrying vessel has arrived at the port of shipment.

6.8	Transhipment is not allowed. Flat rack shall be used.

7.	SHIPPING ADVICE

7.1
The Seller shall forty (40) days before the readiness of shipment stipulated in the Contract, advise the Buyer by fax the Contract number, name of Commodities, number of packages, value, package number, gross weight, volume, estimated measurement and date of readiness.

7.2
If any piece of Equipment exceeds twenty (20) metric tons in weight, twelve (12) meters in length, two point seven (2.7) meters in height and/or two point seven (2.7) meters in width, the Seller shall airmail the Buyer a sketch in four (4) copies of the said oversized item (one (1) copies for the Buyer and three () copies for the End-user) within three (3) months after Effective Date. This information shall be the basis for the Seller to deliver the oversized item after confirmation by the Buyer.

7.3
The Seiler shall, within forty-eight (48) hours after the completion of the loading of the Contract Commodities, advise the Buyer and Buyer’s shipping agent at the port of destination by far of the Contract number, names of the Commodity, quantity, total volume, gross weight, net weight, invoice number and value, date and number of Bill of Lading, name of the vessel and estimated date of arrival. In case the Buyer fails to arrange insurance in time due to the Seller not having advised in time, all the costs and expenses related thereto (including the value of the commodity) shall be borne by the Seller.

The address of Buyer’ s shipping agent at the port of destination shall be informed by the Buyer to the Seller before shipment.

7.4	The date of the Bill of Lading shall be considered as the actual date of delivery.

7.5
Within seven (7) days for commodities transported from USA or Europe, two (2) days for commodities transported from Japan or Korea after completion of loading of each shipment, the Seller shall send the Buyer the following documents by the international courier service and one (1) set of them by fax to the BUYER (The details as per Clause r 18.6).

A.	One (1) original and one (1) copy of Bill of Lading specified in Clause 4.2.2 and 4.2.3 of the Contract for the balance;

B.	One (1) original and one (1) copy of detailed packing list;

C.	One (1) original and one (1) copy of quality and quantity certificates as specified in Clause 10.1 of the Contract;

D.	One (1) original and two (2) copies of Quarantine Certificate as specified in item F of Clause 4.2 of the Contract;

E.	One (1) original and one (1) copy of commercial invoice

F.	One copy of the valid Pattern Approval Certificate as specified in item G of Clause 4.2 of the Contract;

G.	One copy of the valid Safety Quality Licensing Certificate (s) as specified in item H of Clause 4.2 of the Contract;

H.	One (1) original and one (1) copy of the Declaration of non-coniferous wood packing material or Declaration of non-wood packing material (specimen as per Appendix 5);

I.	Seller’s statement that Seller had delivered one set of documents as specified in Clause 7.5 of Contract together with the shipment of contract commodities.

8.	PENALTY OF DELAY DELIVERY

8.1	If the delivery is delayed due to the Seller’s reason, the Seller agrees to pay the Buyer penalty for such delay in delivery at the following rates:

Delay in time	Penalty per week of the value of the Contract price
one weeks	1.0%

The maximum of the penalty shall not exceed 10% of the Contract value.

8.2
If the delivery of the documentation for payment as specified in Clause 4.2.2 can not be submitted to Seller’s bank within seven (7) working days after delivery and/or transportation documentation as specified in Clause 7.5 is delayed and/or the above mentioned documentation can not meet the requirements as specified in the Contract and need to be re-supplied by the Seller and/or status reports according to the clause 18.5 of the contract are not submitted or submitted delayed and thus be deemed as delay due to the Seller’s reason, the Seller agrees Lo pay the Buyer penalty for such delay in delivery at the following rates:

Delay in time	Penalty per week of the value of the Contract price
1-3 weeks	0.1%
4-6 weeks	0.2%
over 6 weeks	0.3%

8.3
A delay of more than three (3) days but less than one (1) week shall be counted as one (1) week. The payment of the penalty shall constitute the final settlement of Seller’ s liability in regard to late delivery, but shall not release Seller from his obligation to continue the delivery of the delayed Contract Commodities and Technical Documents In case the Seller fails to make the delivery ten (10) weeks later than the time of shipment stipulated in Clause 6.1of the Contract, the Buyer shall have the right to cancel the Contract and the Seller, despite of the cancellation, shall still pay the aforesaid penalty to the Buyer without delay.

If the CONTRACT is cancelled, the SELLER shall be obligated to refund to the BUYER the amount of all payments made by the BUYER under Clauses 3 and 4 of this CONTRACT

9.	GUARANTEE, ACCEPTANCE AND COMPENSATION

9.1
The Seller shall guarantee that the Contract Commodities are brand new and unused, made out of the best materials with first class workmanship, and complies in all respects with the quality, specifications and performance as stipulated in the Appendix 1 to the Contract.

9.2
Mechanical test-run and performance test shall be carried out according to Appendix 1 to the Contract, If all guarantee figures as specified in Appendix 1 to the Contract are fulfilled in mechanical test-run and performance test, a certificate of Acceptance of the Contract Commodities shall be signed by both parties within three (3) days in quadruplicate, two (2) copies for each party. This shall mean Acceptance of the Contract Commodities by the Buyer.

If any guarantee figures as stipulated in Appendix 1 to the Contract are not fulfilled in the mechanical test-run and performance test, the Seller shall, at his own cost, make necessary repair, replacement and/or modifications to the Contract Commodities as quickly as possible within the period agreed upon by both parties without affecting the start-up schedule. Such improvement by the Seller shall continue until all guarantee figures are fulfilled.

If the above mentioned repair, replacement and/or modifications should be carried out at the plant site, all the cost shall be borne by the Seller according to the final calculation made by both parties in accordance with the records of such repair, replacement and/or modifications. Should it be necessary to send any item outside plant site or China for repair or replacement, all the cost and risks for transportation, repair or replacement and/or modification shall be borne by the Seller. The Seller shall deliver the re-supplied item up to the plant site as soon as possible without affecting the start-up schedules.

During the period from such tests through Acceptance of the Contract Commodities, should the Buyer’s stored spare parts be used by the Seller due to the Above-mentioned repair, replacement and/or modifications, the Seller shall replenish the stores with the same in time.

9.3
The mechanical guarantee period shall be twelve (12) months for the Contract Commodities and eighteen (18) months for the spare parts from the date of signing the certificate of Acceptance of the Contract Commodities. At the expiration of the mechanical guarantee period, a certificate for the expiration of the mechanical guarantee period shall be issued by the Seller and to be counter-signed by the Buyer.

9.4
Should the Contract Commodities supplied by the Seller be found defective (except normal wear and tear) during the mechanical I guarantee period. The Buyer shall inform the Seller immediately by fax. The Buyer’ s notice within thirty (30) days after the expiration of the guarantee period shall still be considered effective . The Seller shall within seven (7) working days after receiving the Buyer’s notice fax dispatch his personnel to the plant site for settlement.

10.	INSPECTION AND CLAIMS

10.1
The Seller shall carry out the design, selection of material, inspection and test for Contract Commodities supplied by the Seller according to the existing international standards and codes as specified in Appendix l.

The Seller shall, before delivery, make a precise and comprehensive inspection of the Contract Commodities with regards to the quality, specification, performance and quantity/weight and issue certificates certifying that the Contract Commodities are in accordance with the stipulations of the this Contract.

But the above mentioned inspection should not be considered as final with respect to quality, specification, performance and quantity/weight. Particulars and results of the test carried out by the manufacturer must be attached to the quality certificate.

Before the shipment, the Buyer shall have a right to send its inspectors at his own expense to the Seller’s workshop. The Buyer’s inspectors shall not sign any certificate and/or documentation during their inspection period. Such inspection shall not substitute the inspect ion and test of the Contract Commodities at the plant site.

10.2
Before start of erection of the Contract Commodities, the Buyer shall organize the open-package inspection at the job-site on quality, specification and quantity. The Seller may participate in the inspection at its own expenses. However, the Buyer is entitled to do the inspection independently if the Seller fails to be present at the inspection. Should the quality, specifications and quantity of the Contract Commodities be not in conformity with the Contract due to the Seller’s reason, the Buyer is entitled to claim for repair, replacement and/or compensation from the Seller according to the inspection certificates issued by the General Administration of Quality Supervision, Inspection and Quarantine of the People’s Republic of China. All expenses thus incurred including inspection charges, freight for returning and re-sending the Contract Commodities , insurance, storage and loading and unloading Charges as well as dispatch of the Seller’s personnel, etc. shall be born by the Seller.

10.3
During the mechanical guarantee period, should defects or damages of the Contract Commodities are found due to the Seller’s reason, the Buyer shall immediately notify the Seller and place forward a claims supported by Inspection Certificate issued by the General Administration of Quality Supervision, Inspection and Quarantine of the People’ s Republic of China. The certificate so issued shall be accepted as the basis of a claim. The Seller, in accordance with the Buyer’ s claim shall be responsible for the immediate elimination of the defects, complete or partial replacement of the commodity or shall devaluate the commodity according to the state of defects. Where necessary, the Buyer shall be at liberty to eliminate the defects by itself at the Seller’ s expenses if the Seller fails to reply to the Buyer within ten (10) days after receipt of the aforesaid claim, where the claim shall be regarded as accepted by the Seller.

11.	FORCE MAJEURE

Should either party be prevented from executing the Contract due to the case of force majeure such as war, severe earthquake, typhoon, flood or any other cases which will be recognized by both partied as force majeure, the prevented party shall inform the other party immediately by fax and within fourteen (14) days airmail a certificate issued by the concerning authorities where the accident s occurs for the other party’ s acceptance of the occurrence. Neither party shall have right to claim on the other. Under such circumstances, both parties shall still make all necessary efforts to continue the execution of the Contract. In case one party is prevented from force majeure for ten (10) continuous weeks or longer, the other party shall have the right to cancel the Contract.

12.	TAXES

12.1	All taxes, customs and duties in connection with, the execution of the Contract levied by the Chinese Government on The Buyer in accordance with the tax laws in effect shall be borne by the Buyer.

12.2	All taxes, customs and duties in connection with the execution of Contract levied by the Chinese Government on the Seller in accordance with tax laws in effect shall be borne by the Seller.

12.3	All the taxes arising outside the mainland of P. R. China in connection with the execution of Contract shall be born by the Seller.

12.4
The said tax on the Seller as per Clause 12.2 hereof be withheld by the Buyer from the payment under Clause 4 of the Contract and paid to the relevant tax authorities by the Buyer for the Seller. The Buyer shall submit the original and one copy of relevant tax receipts issued by the Chinese tax authorities to the seller by courier service within fifteen (15) days after Buyer’s receipt of the same.

13.	ARBITRATION AND GOVERNING LAW

13.1
All disputes in connection with this Contract or the execution thereof shall be settled through friendly negotiation. If no settlement can be reached the disputes shall be submitted to China International Economic and Trade Arbitration Commission for arbitration which shall be conducted in accordance with the Commission’s arbitration rules in effect at the time of applying for arbitration.

13.2	The arbitration award shall be final and binding upon both parties and shall be carried out by both parties.

13.3	In the course of arbitration, both parties shall continue to execute the Contract except those under arbitration.

13.4	The arbitration fee shall be borne by the losing party.

13.5	This Contract shall be governed by and construed in accordance with the laws of the People’s Republic of China.

14.	LEGAL ADDRESS

BUYER:

CHINA PETROCHEMICAL INTERNATIONAL COMPANY
ADDRESS: A6 HuiYinDong Street, Chaoyang District, Beijing, China 100029
Tel No.	+86-10-6499 9307
Fax No.:	+86-10-6499 9348

SELLER:
RUA SEEN TRADING (INTERNATIONAL) LIMITED.

ADDRESS:     8’n floor, Suite 1, New Henry House, 10 Ice House Street,
Central Hong Kong.
Tel No.:	+852-28681888
Fax No.:	+852-28682678

15.	CONFIDENTIALITY

15.1
The Seller shall not, without the Buyer’ s prior written consent, disclose the Contract, or any provision thereof, or any specification, plan, drawing, pattern, sample, or information furnished by or on behalf of the Buyer in connection therewith, to any person other than a person employed by the Seller in the performance of the Contract. Disclosure to any such employed person shall be made in confidence and shall extend only as far as may be necessary for purposes of such performance.

15.2	The Seller shall not, without the Buyer’ s prior written consent, make use of any document or information enumerated in Clause 5.1 except for purpose of performing the Contract.

15.3
Any documents, other than the Contract itself, enumerated in Clause shall remain the property of the Buyer and shall be returned (including all copies) to the Buyer on completion of the Seller’ s performance under the Contract if so required by the Buyer.

16.	Warranty and Liability

16.1
The Seller warrants that the Contract Commodity supplied under the Contract are new, unused, of the most recent or current models, and those they incorporate all recent improvements in design and materials unless provided otherwise in the Contract . The Seller further warrants that all Contract Commodity supplied under the Contract shall have no defect, arising from design, materials, or workmanship (except when the design and/or material is required by the Buyer’s specifications) or from any act or omission of the Seller, that may develop under normal use of the supplied Contract Commodity in the conditions prevailing in the country of final destination.

16.2
The Seller shall indemnify the Buyer against all third-party claims of infringement of patent, trademark, copyright or other intellectual property rights arising from use of the Contract Commodity or any part thereof in the P.R. China.

17.	Change Orders

17.1	The Buyer may at any time, by a written order given to the Seller make changes within the general scope of the Contract in any one or more of the following:

1)	drawings, designs, or specifications, where Contract Commodity to be furnished under the Contract are to be specifically manufactured for the Buyer;

2)	the method of shipment or package;

3)	the place of delivery; and/or

4)	The Services to be provided by the Seller,

17.2
If any such changes cause an increase or decrease in the cost or the time required for, the Seller’ s performance of any provisions under the Contract, an equitable adjustment shall be made in the Contract Price and/or delivery schedule, and the Contract shall accordingly be amended. Any claims by the Seller for adjustment under this clause must be asserted within thirty (30) days from the date of the Seller’ s receipt of the Buyer’ s change order.

18.	MISCELLANEOUS

18.1
The Contract is made in English; Appendix 1 to 5 to the present Contract shall be integral parts of the Contract and shall have the same force as this CONTRACT itself . However, in case certain content of Appendices to this CONTRACT is not in conformity with the DEFINITIONS and/or Clause 1 to 18 of this CONTRACT, the DEFINITIONS and Clause 1 to 18 of this CONTRACT shall prevail.

18.2	The Contract is signed in six (6) originals, five (5) for the Buyer and one (1) for the Seller.

18.3	The Contract is signed by the authorized representatives of both parties on Beijing in Sep. 28th, 2007, and shall become effective by the Buyer’s official notification.

18.4
Any modification to the Contract shall be made in written form and signed by the authorized representatives of both parties to constitute integral parts of the Contract , and shall have the same force as Contract itself.

18.5
Seller agrees to provide Buyer the overall fabrication and materials procurement schedule of the Contract Commodities within one (1) month after the effective date of Contract. Seller also agrees to provide Buyer monthly status reports (within first week of each month) of the status of the fabrication and/or materials procurement (3) months before the delivery date specified in Clause 6.1 of the Contract. In case any critical or important issues that will influence the delivery date of the Contract Commodities, the Seller is obliged to notify Buyer within three (3) days after it first is notified or otherwise becomes aware, of such influence to the delivery date.

18.6
Buyer will nominate a third party to inspect the production of the Contract Commodities, with providing no interruption on normal production; Seller will pay the fee of the inspection with total of forty thousand USD.

18.7	The contact procedures

18.7.1	TO BUYER:

All issue related to the execution of this CONTRACT, for the attention of

Mr. Yue min

CHINA PETROCHEMICAL INTERNATIONAL COMPANY

ADDRESS: A6 BuiXinDong Street, Chaoyang District, Beijing, China 100029
  Tel No. : +86 10 6499 9307
  Fax No.; +86 10 6499 9398
  Email:wzb0402@sinopec.com.cn

18.7.2  TO SELLER:

For the attention of

Mr. Zhou Xibin

HUA SHEN TRADING (INTERNATIONAL) LIMITED

ADDRESS: 8th floor, Suite 1, New Henry House, 10 Ice House Street, Central Hong Kong.
Tel No.:  +852-28681888
Fax No.:  +852-28682678
E-mail :    zxb@beijinghuashen.com

18.8	Appendices

Appendix 1	Technical Documentation

Appendix 2	Break-down price

Appendix 3	Specimen of Letter of Guarantee Issued by the Seller’s Bank (Down payment)

Appendix 4	Specimen of Letter of Guarantee Issued by the Seller’s Bank (Mechanical Guarantee)

Appendix 5.	The Seller’ s Declaration of Non-Coniferous Wood Packing Material.
The Seller’ s Declaration of Non-Wood Packing Material

SIGNATURE

For and an behalf of ______________________________________  For and on behalf of

BUYER:	SELLER:

For and on behalf of For and on behalf of

END	USER: CONTACTOR:

Sinopec Zhongyuan Oilfield Company Puguang Branch	Sinopec Engineering Incorporation

Appendix 3 Specimen of Irrevocable Letter of Guarantee for down-payment

To Beneficiary
Re: Irrevocable Letter of Guarantee
No.:
Date:

With reference to contract No.                    (hereinafter referred to as “Contract”) signed on ________ between your company (hereinafter referred to as “the Buyer”) and (hereinafter referred to as “ the Seller”) , covering the supply of as defined under Clause 1 of the Contract amounting to USD (Say: US Dollar ) , regarding the Seller’s obligations to make refund of the advance payment under Contract, we hereby undertake as follow:

Our liability under this Irrevocable Letter of Guarantee shall be limited to 10% (ten percent) of the total Contract price as stipulated in Clause 3 of Contract: USD ________ (Say: US Dollar      )

Within ten (10) days after receipt of your written notice demanding refund from the Seller due to the Seller’s failure to fulfill its obligations under Contract, we shall unconditionally refund to you or your order up to the amount paid by you to the Seller according to Clause 9.2.1 of Contract, USD ________  (Say: US Dollar ___________) together with interest at the rate of 5% (five percent) per annum from the date of your payment of this amount up to the date of actual refund.

The amount guaranteed under this Irrevocable Letter of Guarantee will be reduced automatically in proportion to each payment actually made by the Buyer to the Seller.

This Irrevocable Letter of Guarantee shall become effective on its opening date and shall remain valid until the thirtieth (30th) day after the date of the last shipment for Contract Commodities.

Appendix 4 Specimen of Letter of Guarantee for Mechanical Guarantee

To: Beneficiary
Re: Irrevocable Letter of Guarantee
No.:
Date:

With reference to contract No.                    (hereinafter referred to as “Contract”) signed on              between your company (hereinafter referred to as “the Buyer.”) and (hereinafter referred to as “ the Seller”) , covering the supply of as defined under Clause 1 of the Contract amounting to USD ________ (Say: US Dollar _____), regarding the Seller’s obligations for Mechanical Guarantee to the commodities and spare parts under the Contract, we hereby undertake as follow:

Our liability under this Irrevocable Letter of Guarantee shall be limited to 5% (five percent) of the total Contract price as stipulated in Clause 3 of Contract: USD ________  (Say: US Dollar      )

Within ten (10) days after receipt of your written notice demanding refund from the Seller due to the Seller’s failure to fulfill. .:its obligations under Contract, we shall unconditionally refund to you or your order up to the amount paid by you to the Seller according to Clause 4.2.3 of Contract: USD                (Say: US Dollar ___________) together with interest at the rate of 5% (five percent) per annum from the date of your payment of this amount up to the date of actual refund.

This Irrevocable Letter of Guarantee shall become effective on its opening date and shall remain valid until the thirtieth (30th) day after the date of the expiration of the mechanical guarantee period for Contract Commodities and spare parts.

Appendix 5
The Seller’ s Declaration of Non-Wood Packing Material and IPPC logo Sample

To the Service of General Administration of Quality Supervision, Inspection and Quarantine of the People’s Republic of China:

It is declared that this shipment                                   (commodity)                             (quantity/weight) does not contain wood packing materials.

Name of Export. Company;
(Stamp or Signature of Director)

Date:

IPPC LOGO:

Side Letter of contract

1.
The Seller shall dispatch his experienced, healthy and competent technical personnel at his own expenses to the Buyer’ s plant site during erection and performance test to provide relevant Technical Services free of charge until the CONTRACT COMMODITIES have a stable and normal performance.

2.	The Seller shall be responsible for the training of the technical personnel of the Buyer at ________. The details are specified in Appendix of the Contract.

3.
The packing cost of the CONTRACT COMMODITIES. and the fee for Buyer’s training at  by the Seller are included in the total Contract price, Related Technical Documentation is on the basis of DDU (Incoterms 2000) by the international courier service to the attention and address as per Clauses 7.4 of the Contract.